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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Smart Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5956047

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

647 Mill Point Dr., Milford, MI	48381

(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates:      333-140810      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the Common Stock being registered, reference is made to the section entitled “Description of Securities” included in the Prospectus (the “Prospectus”) dated March 23, 2007 contained in the Registrant’s Registration Statement on Form SB-2/A, File No. 333-140810 filed with the Securities and Exchange Commission on March 23, 2007, as amended (the “Registration Statement”).
Item 2. Exhibits.
The following exhibits required in accordance with the Instructions as to Exhibits on Form 8-A are incorporated by reference to the Company’s previously filed Registration Statement:

Exhibit No.	Description
3.1	Certification of Incorporation of the Registrant (1)
3.2	By-laws of the Registrant (1)
4.1	Specimen Common Stock Certificate (1)
(1) Exhibit filed with Form SB-2/A on February 20, 2007.
SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Smart Holdings, Inc.

Dated: January 22, 2008	/s/ Mark Seifer

By: Mark Seifer, President, CEO, CFO, Principal Accounting Officer, Secretary, Treasurer and Chairman of the Board